                                                                    EXHIBIT 10.1


================================================================================






                                     FORM

                            INTERCOMPANY AGREEMENT

                                     AMONG

                     NATIONWIDE FINANCIAL SERVICES, INC.,

                      NATIONWIDE MUTUAL INSURANCE COMPANY

                                      AND

                            NATIONWIDE CORPORATION




                          Dated as of March    , 1997











================================================================================

                               TABLE OF CONTENTS



ARTICLE I         DEFINITIONS...............................................1
      SECTION 1.1       Definitions.........................................1

ARTICLE II        COSTS AND EXPENSES........................................7
      SECTION 2.1       Allocation of Costs and Expenses....................7

ARTICLE III       CORPORATE GOVERNANCE......................................7
      SECTION 3.1       Nationwide Consent to Certain Actions...............7

ARTICLE IV        LICENSING AGREEMENT.......................................9
      SECTION 4.1       Grant of License....................................9
      SECTION 4.2       Nationwide Guidelines and Standards................10
      SECTION 4.3       Nationwide Retention of Ownership..................11
      SECTION 4.4       Infringement.......................................12
      SECTION 4.5       License Fee........................................12
      SECTION 4.6       Transactions Affecting NFS, Nationwide and the
                        Marks..............................................13
      SECTION 4.7       Trademark, Trade Name, and/or Service Mark Usage
                        Marking Requirements and Quality Control...........13
      SECTION 4.8       Term and Termination of License....................14
      SECTION 4.9       Effect of Termination; Further Assurances;
                        Attorney-in Fact...................................14

ARTICLE V         EQUITY PURCHASE RIGHTS...................................15
      SECTION 5.1       Equity Purchase Rights.............................15

ARTICLE VI        FINANCIAL AND OTHER INFORMATION..........................17
      SECTION 6.1       Twenty Percent Threshold...........................17
      SECTION 6.2       Nationwide Annual Statements.......................21
      SECTION 6.3       Forty Percent Threshold............................22
      SECTION 6.4       Fifty Percent Threshold............................22
      SECTION 6.5       Ten Percent Threshold..............................23
      SECTION 6.6.      Confidentiality....................................24

ARTICLE VII       REGISTRATION RIGHTS......................................24
      SECTION 7.1       Piggyback Registrations............................24
      SECTION 7.2       Requested Registrations............................25
      SECTION 7.3       Registration Procedures............................27
      SECTION 7.4       Restriction on Disposition of Registrable Shares...30
      SECTION 7.5       Selection of Underwriters..........................31
      SECTION 7.6       Registration Expenses..............................31
      SECTION 7.7       Conversion of Other Securities.....................31
      SECTION 7.8       Rule 144...........................................31
      SECTION 7.9       Transfer of Registration Rights....................32

ARTICLE VIII      INDEMNIFICATION..........................................32
      SECTION 8.1       Cross Indemnification..............................32
      SECTION 8.2       Registration Statement Indemnification.............33
      SECTION 8.3       Contribution.......................................34
      SECTION 8.4       Procedure..........................................35
      SECTION 8.5       Other Matters......................................36

ARTICLE IX        DISPUTE RESOLUTION.......................................36
      SECTION 9.1       Negotiation........................................36
      SECTION 9.2       Arbitration........................................36

ARTICLE X         NATIONWIDE EXCLUSIVE MARKETING FORCE.....................38
      SECTION 10.1      Use of Nationwide Exclusive Marketing Force........38
      SECTION 10.2      Effect of Termination; Further Assurances;
                        Attorney-in-Fact...................................38

ARTICLE XI        REPRESENTATIONS AND WARRANTIES...........................39
      SECTION 11.1      Representations and Warranties of Nationwide and
                        NWC................................................39
      SECTION 11.2      Representations and Warranties of NFS..............40

ARTICLE XII       MISCELLANEOUS............................................41
      SECTION 12.1      Notices............................................41
      SECTION 12.2      Binding Nature of Agreement........................42
      SECTION 12.3      Interpretation.....................................42
      SECTION 12.4      Remedies...........................................42
      SECTION 12.5      Governing Law......................................43
      SECTION 12.6      Counterparts.......................................43
      SECTION 12.7      Severability.......................................43
      SECTION 12.8      Amendments and Waivers.............................43
      SECTION 12.9      Entire Agreement...................................43
      SECTION 12.10     No Assignment......................................43
      SECTION 12.11     Further Assurances.................................43
      SECTION 12.12     No Third Party Beneficiaries.......................43


                                   EXHIBITS

EXHIBIT A      Trademarks

EXHIBIT B      Form of Designated Subsidiary Agreement

EXHIBIT C      Guidelines with Respect to the Marks

      INTERCOMPANY AGREEMENT, dated as of March   , 1997 ("this Agreement"),
among NATIONWIDE FINANCIAL SERVICES, INC., a Delaware corporation ("NFS"), NATIONWIDE MUTUAL INSURANCE COMPANY, an Ohio mutual company ("Nationwide"), and NATIONWIDE CORPORATION, an Ohio corporation ("NWC").


                                  WITNESSETH:

      WHEREAS, Nationwide owns substantially all of the outstanding common stock of NWC and, as of the date hereof, NWC owns all of the outstanding Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"), of NFS, constituting all of the outstanding capital stock of NFS;

      WHEREAS, NFS is issuing shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), to the public in an offering (the "Initial Public Offering") registered under the Securities Act of 1933, as amended (the "Securities Act");

      WHEREAS, as a result of the Initial Public Offering, NFS will cease to be a wholly owned subsidiary of NWC; and

      WHEREAS, in contemplation of the Initial Public Offering, NFS, NWC and Nationwide desire to enter into this Agreement to set forth the terms of certain agreements among them.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      SECTION 1.1       Definitions.  For all purposes of this Agreement,
                        -----------
the following definitions shall apply unless the context otherwise requires:

      "Actions" has the meaning set forth in Section 8.1.
       -------

      "Average Market Price" of any security on any date means the average
       --------------------
of the daily closing prices for the 20 consecutive trading days before the day in question. The closing price for each trading day shall be the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the New York Stock Exchange, Inc. or, if such security is not listed or admitted to trading on such exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq Stock Market's National Market or, if such security is not listed or admitted to trading on any national securities exchange or quoted on such National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by NFS for that purpose. For the purpose of this definition, the term "trading day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on such exchange or in such market because such exchange or market is closed.

      "Business Day" means any day that is not a Saturday or a Sunday or a
       ------------
day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

      "Capital Expenditure" means, with respect to any Person, any expense
       -------------------
or liability incurred or expenditure made which, in accordance with GAAP, is required to be capitalized on such Person's balance sheet.

      "Class A Common Stock" has the meaning set forth in the recitals of
       --------------------
this Agreement.

      "Class B Common Stock" has the meaning set forth in the recitals of
       --------------------
this Agreement.

      "Closing Date" means the date of the closing of the initial sale of
       ------------
Class A Common Stock in the Initial Public Offering.

      "Common Stock" means, collectively, the Class A Common Stock and
       ------------
Class B Common Stock and any other class or series of common stock of NFS hereafter created.

      "Demand Registration" has the meaning set forth in Section 7.2(a).
       -------------------

      "Designated Businesses" means (i) the subsidiaries of Nationwide Life
       ---------------------
whose capital stock was dividended to NWC as part of the Transactions and (ii) the business reinsured pursuant to the modified coinsurance agreements effective as of January 1, 1996 between Nationwide Life and certain other members of the Nationwide Affiliated Group.

      "Designated Subsidiary" has the meaning set forth in Section 4.1.
       ---------------------

      "Designated Subsidiary Agreement" has the meaning set forth in
       -------------------------------
Section 4.1.

      "Dispute" has the meaning set forth in Section 9.1.
       -------

      "Equity Purchase Rights" has the meaning set forth in Section 5.1.
       ----------------------

      "Equity Purchase Share Amount" has the meaning set forth in Section
       ----------------------------
5.1.

      "Equity Purchase Shares" means shares of Voting Stock or any
       ----------------------
securities convertible into or exchangeable for shares of Voting Stock or any options, warrants or rights to acquire shares of Voting Stock.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.
       ------------

      "Fixed Income Offerings" has the meaning ascribed thereto in the IPO
       ----------------------
Registration Statement.

      "GAAP" means United States generally accepted accounting principles.
       ----

      "Indebtedness" means, with respect to any Person, any liability of
       ------------
such Person in respect of borrowed money evidenced by bonds, notes, debentures or similar instruments and shall also include (i) any liability of such Person under any agreement related to the fixing of interest rates on any Indebtedness, (ii) any capitalized lease obligations of such Person (if and to the extent the same would appear on a balance sheet of such Person prepared in accordance with GAAP), (iii) reimbursement obligations of such Person in respect of letters of credit (regardless of whether such items would appear on a balance sheet of such Person) and (iv) guarantees by such Person with respect to the items described in clauses (i), (ii) and (iii) above (regardless of whether such guarantees would appear on a balance sheet of such Person).

      "Indemnitee" has the meaning set forth in Section 8.4.
       ----------

      "Initial Public Offering" has the meaning set forth in the recitals
       -----------------------
of this Agreement.

      "Inspectors" has the meaning set forth in Section 7.3(g).
       ----------

      "Interested Director" means any member of the Board of Directors of
       -------------------
NFS who also is an officer or director of any member of the Nationwide Affiliated Group.

      "IPO Registration Statement" means the registration statement of NFS
       --------------------------
filed with the SEC under the Securities Act relating to the Initial Public Offering.

      "License" has the meaning set forth in Section 4.1.
       -------

      "License Fee" has the meaning set forth in Section 4.5.
       -----------

      "Losses" has the meaning set forth in Section 8.1.
       ------

      "Marks" has the meaning set forth in Section 4.1.
       -----

      "Nationwide" has the meaning set forth in the first paragraph of this
       ----------
Agreement.

      "Nationwide Affiliated Group" means, collectively, Nationwide and all
       ---------------------------
of its direct and indirect subsidiaries and affiliates now or hereafter existing, other than NFS and its Subsidiaries.

      "Nationwide Annual Financial Statements" has the meaning set forth in
       --------------------------------------
Section 6.2.

      "Nationwide Auditors" has the meaning set forth in Section 6.2(a).
       -------------------

      "Nationwide Life" means Nationwide Life Insurance Company, an Ohio
       ---------------
insurance company.

      "Nationwide Exclusive Marketing Force" means insurance agents under
       ------------------------------------
contract with the Nationwide Affiliated Group to sell commercial, personal lines and life insurance and annuity products issued by the Nationwide Affiliated Group; provided, however, that the term Nationwide Exclusive
                  --------  -------
Marketing Force shall not include the marketing forces established exclusively for and which solely represent non-insurance company Subsidiaries of NFS.

      "NFS" has the meaning set forth in the first paragraph of this
       ---
Agreement.

      "NFS Auditors" has the meaning set forth in Section 6.2(a).
       ------------

      "NFS Information" has the meaning set forth in Section 6.1(k).
       ---------------

      "NFS Public Documents" has the meaning set forth in Section 6.1(h).
       --------------------

      "NWC" has the meaning set forth in the first paragraph of this
       ---
Agreement.

      "Outstanding Voting Stock" means the shares of Voting Stock issued
       ------------------------
and outstanding, but shall not include shares of Voting Stock held by NFS as treasury stock or by any Subsidiary of NFS.

      "Person" means any individual, corporation, partnership, joint
       ------
venture, limited liability company, association or other business entity and any trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Piggyback Registration" has the meaning set forth in Section 7.1(a).
       ----------------------

      "Public Company Stock" means any class or series of Voting Stock
       --------------------
registered under the Exchange Act.

      "Public Filings" has the meaning set forth in Section 6.1(l).
       --------------

      "Prospectus" means the prospectus or prospectuses included in any
       ----------
Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments and supplements to such prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

      "Records" has the meaning set forth in Section 7.3(g).
       -------

      "Registrable Shares" means any shares of Class A Common Stock held by
       ------------------
any member of the Nationwide Affiliated Group or by any Transferee thereof.

      "Registration Indemnitee" has the meaning set forth in Section
       -----------------------
8.2(a).

      "Registration Statement" means any registration statement of NFS
       ----------------------
filed with the SEC under the Securities Act, including, but not limited to, the registration statements relating to the Initial Public Offering and the Fixed Income Offerings and any registration statement that relates to any of the Registrable Shares, including in each such case the Prospectus relating thereto, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement and Prospectus.

      "Regulation S-K" means Regulation S-K of the General Rules and
       --------------
Regulations under the Securities Act.

      "Regulation S-X" means Regulation S-X of the General Rules and
       --------------
Regulations under the Securities Act.

      "Rules" has the meaning set forth in Section 9.2(a).
       -----

      "Scope of the License" has the meaning set forth in Section 4.1.
       --------------------

      "SEC" means the Securities and Exchange Commission.
       ---

      "Securities Act" has the meaning set forth in the recitals of this
       --------------
Agreement.

      "Subsidiary" or "Subsidiaries" of NFS means and includes all
                       ------------
corporations, partnerships, joint ventures, limited liability companies, associations and other Persons: (i) in which NFS owns (directly or indirectly) 50 percent or more of the outstanding voting stock, voting power, partnership interests or similar ownership interests; (ii) of which NFS otherwise possesses (directly or indirectly) the power to direct or cause the direction of the management and policies; or (iii) that would be considered "subsidiaries" of NFS within the meaning of Regulation S-K or Regulation S-X.

      "Termination Date" has the meaning set forth in Section 10.1.
       ----------------

      "this Agreement" has the meaning set forth in the first paragraph of
       --------------
this Agreement.

      "Transactions" means, collectively, (i) the dividend by Nationwide
       ------------
Life to NWC of all of the outstanding capital stock of the subsidiaries of Nationwide Life that do not offer or distribute long-term savings and retirement products; (ii) the dividend of $50 million by Nationwide Life to NWC; (iii) the reinsurance of Nationwide Life's accident and health and group life insurance business by certain other members of the Nationwide Affiliated Group; (iv) the dividend of $850 million by Nationwide Life to NFS and the dividend of an equal amount by NFS to NWC; (v) the contribution by NWC to Nationwide Life of those companies that offer or distribute long-term savings and retirement products; (vi) the split and reclassification of the Common Stock held by NWC prior to the Initial Public Offering; (vii) the Initial Public Offering; and (viii) the Fixed Income Offerings.

      "Transferee" has the meaning set forth in Section 7.9(a).
       ----------

      "Trigger Date" means the date on which the members of the Nationwide
       ------------
Affiliated Group cease to own, in the aggregate, at least 50 percent of the voting power of the Outstanding Voting Stock.

      "Underwritten Registration" or "Underwritten Offering" means a
                                      ---------------------
registration in which securities of NFS are sold to underwriters for reoffering to the public.

      "Voting Stock" means all securities issued by NFS having the ordinary
       ------------
power to vote in the election of directors of NFS, other than securities having such power only upon the occurrence of a default or any other extraordinary contingency.

      "Wholly Owned Subsidiary" of NFS means and includes all Subsidiaries
       -----------------------
of NFS in which NFS owns (directly or indirectly) all of the outstanding voting stock, voting power, partnership interests or similar ownership interests, except for director's qualifying shares in nominal amounts.


                                  ARTICLE II

                              COSTS AND EXPENSES

      SECTION 2.1       Allocation of Costs and Expenses.  NFS shall pay
                        --------------------------------
(or, to the extent incurred by and paid for by any member of the Nationwide Affiliated Group, shall reimburse as promptly as practicable such member of the Nationwide Affiliated Group for any and all amounts so paid) for all fees, costs and expenses incurred by NFS or any member of the Nationwide Affiliated Group in connection with the Transactions, including, but not limited to, any and all fees, costs and expenses related to: (i) the preparation and negotiation of this Agreement and of all of the documentation related to the Transactions and all related transactions; (ii) the preparation and execution or filing of any and all further documents, agreements, forms, applications, contracts or consents associated with the Transactions and all related transactions; (iii) NFS's formation; (iv) the preparation, printing and filing of the Registration Statements relating to the Initial Public Offering and the Fixed Income Offerings, including all fees and expenses of complying with applicable federal, state or foreign securities laws and domestic or foreign securities exchange rules and regulations together with fees and expenses of counsel retained to effect such compliance; (v) the preparation, printing and distribution of the Prospectuses for the Initial Public Offering and the Fixed Income Offerings; and (vi) the listing of the Class A Common Stock and any other securities of NFS on any domestic or foreign securities exchange; provided, however, that in no event shall NFS pay, reimburse or
--------  -------
otherwise have any responsibility or liability for any amount for which Nationwide is liable pursuant to Section 8.1(a).


                                  ARTICLE III

                             CORPORATE GOVERNANCE

      SECTION 3.1       Nationwide Consent to Certain Actions.  Until the
                        -------------------------------------
Trigger Date, NFS will not permit any of the following to occur without the prior written consent of Nationwide:

         (i) any consolidation or merger of NFS with or into any Person or of any Person with or into NFS (other than a merger or consolidation of NFS with or into a Wholly Owned Subsidiary of NFS);

        (ii) any consolidation or merger of any Subsidiary of NFS with or into any Person or of any Person with or into any Subsidiary of NFS (other than a merger or consolidation of a Subsidiary of NFS with or into NFS or a Wholly Owned Subsidiary of NFS);

       (iii) any sale, lease, exchange or other disposition or any acquisition (by way of merger or consolidation, acquisition of stock, other securities or assets, or otherwise), in each case by NFS or any Subsidiary of NFS, directly or indirectly in a single transaction, or series of related transactions valued in the aggregate, involving consideration in excess of $250 million (other than acquisitions, dispositions and transfers of securities pursuant to portfolio investment decisions in the ordinary course of business and transactions to which NFS and one or more Wholly Owned Subsidiaries of NFS are the only parties);

        (iv) any increase or decrease in the authorized capital stock of NFS or the creation of any class or series of capital stock of NFS;

         (v) any issuance by NFS or any Subsidiary of NFS of any shares of its respective capital stock or any options, warrants or rights to acquire such capital stock or securities convertible into or exchangeable for capital stock, except (A) up to 2.6 million shares of Class A Common Stock issuable pursuant to employee and director stock option, profit sharing and other benefit plans and any options exercisable therefor, (B) shares of Class A Common Stock issued upon the conversion of any Class B Common Stock, (C) the issuance of shares of capital stock of a Wholly Owned Subsidiary of NFS to NFS or another Wholly Owned Subsidiary of NFS and (D) in the Initial Public Offering;

        (vi)      the dissolution, liquidation or winding up of NFS;

       (vii) any alteration, amendment or repeal of, or adoption of any provision inconsistent with, Articles FIFTH, NINTH, TENTH and ELEVENTH of the Restated Certificate of Incorporation of NFS or of Article II,
      Section 11 of the Restated Bylaws of NFS;

      (viii) the election, removal or filling of a vacancy in the office serving in the capacity of the Chairman, Chief Executive Officer or President of NFS;

        (ix) the declaration of dividends on any class or series of the capital stock of NFS except for cash dividends on the Common Stock in an amount not to exceed the greater of (x) the most recent regular cash dividend on the Common Stock and (y) 15 percent of the product of (1) the last reported sale price of the Class A Common Stock on the principal national securities exchange on which the Class A Common Stock is listed on the day preceding the day such dividend is declared and (2) the number of outstanding shares of Class A Common Stock;

         (x) any Capital Expenditure or series of related Capital Expenditures of NFS or any Subsidiary of NFS in excess of $250 million during any period of 12 consecutive months;

        (xi) the creation or incurrence by NFS or any Subsidiary of NFS, in a single transaction or a series of related transactions, of Indebtedness in excess of $100 million, except as contemplated by the Fixed Income Offerings; or

       (xii) any change in the number of directors on the Board of Directors of NFS, the establishment of any committee of the Board of Directors of NFS, the determination of the members of the Board of Directors of NFS or any committee thereof, the removal of members of the Board of Directors of NFS or any committee thereof, and the filling of newly created memberships and vacancies on the Board of Directors of NFS or any committees thereof, except in all cases as described in the IPO Registration Statement.


                                  ARTICLE IV

                              LICENSING AGREEMENT

      SECTION 4.1       Grant of License.  Nationwide hereby grants to NFS
                        ----------------
a non-exclusive and non-transferable license (which is revocable under the circumstances set forth below) (the "License") to use the name "Nationwide" and the trademarks, trade names and service marks specified in Exhibit A
                                                           ---------
hereto, as such Exhibit A may be amended from time to time in accordance
                ---------
with Section 4.3(b)(such trademarks, trade names and service marks hereinafter collectively referred to as the "Marks"), but only in the manner identified in Exhibit A hereto, including the attachments thereto, or Exhibit C or
---------                                               ---------
otherwise approved in
advance in writing by Nationwide, in each case, solely for the purpose of identifying and advertising NFS's insurance and long-term savings and retirement business and activities related to such business in the United States and Canada, subject to any and all legal requirements and legal or policy limitations on such licensing that may arise from time to time in any jurisdiction (the "Scope of the License"). Notwithstanding the foregoing, NFS shall only use the Marks in connection with operations, services and products of a quality specified and approved by Nationwide in accordance with Section
4.7 hereof. NFS shall have no right to transfer, assign or sublicense its rights with regard to the License or authorize any person to use the Marks without Nationwide's prior written consent and any such purported transfer, assignment or sublicense without Nationwide's prior written consent shall be null and void; provided, however, that any Wholly Owned Subsidiary of
               --------  -------
NFS that is specifically approved in advance in writing by Nationwide (a "Designated Subsidiary") and which enters into an agreement with Nationwide (a "Designated Subsidiary Agreement") substantially in the form of Exhibit B
                                                                ---------
hereto may use the Marks in accordance with the terms of such Designated Subsidiary Agreement and in the forms and manner and in connection with such operations, services and products of such Designated Subsidiary as shall be identified and approved in advance in writing by Nationwide in accordance with the provisions of this Article IV.

      Notwithstanding the foregoing, in the event that a Designated Subsidiary Agreement is terminated, the Scope of the License shall automatically be deemed amended (without any action by the parties hereto or thereto) to no longer license hereunder the Marks for use by such Designated Subsidiary, and such Designated Subsidiary shall, and NFS shall cause such Designated Subsidiary to, cease as promptly as reasonably and commercially practicable, but no later than 10 days following such termination, all use of the Marks in connection with all of such Designated Subsidiary's operations, products and services and all rights of such Designated Subsidiary with respect to the Marks shall revert automatically to Nationwide.

      NFS and each Designated Subsidiary shall execute all additional documents that Nationwide may reasonably request, both prior and subsequent to the expiration or earlier termination of the License, in order to perfect, maintain, defend or terminate any right of any party in the Marks in any country of the world, as determined by Nationwide in its sole discretion.

      SECTION 4.2       Nationwide Guidelines and Standards.  NFS agrees
                        -----------------------------------
that all advertising, promotion and use of the Marks by NFS and the Designated Subsidiaries shall in all material respects be consistent with such guidelines and standards of Nationwide as may be issued from time to time and disclosed to

NFS pursuant to the last sentence of this Section 4.2, it being agreed that NFS will use its best efforts to comply as promptly as practicable with any changed guidelines. NFS agrees that, in the conduct of the business and activities of NFS and the Designated Subsidiaries under the Marks, it shall, and shall cause each Designated Subsidiary to, adhere to the appropriate ethical, legal and business standards and the standards of Nationwide pertaining to NFS's and the Designated Subsidiaries' businesses and operations, and NFS shall, and shall cause each Designated Subsidiary to, knowingly do nothing to bring disrepute to or in any manner damage the goodwill symbolized by the Marks and shall make available to Nationwide any requested information necessary for Nationwide to evaluate any such effect on said goodwill. Attached hereto as Exhibit C is
                                                               ---------
a copy of Nationwide's current guidelines with respect to the advertising, promotion and use of the Marks as in effect on the date hereof. Nationwide will promptly provide to NFS a copy of all amendments and replacement of such guidelines.

      SECTION 4.3       Nationwide Retention of Ownership.  (a)  NFS
                        ---------------------------------
acknowledges and agrees that Nationwide is the effective owner of all of the right, title and interest in the Marks and all goodwill associated therewith and acknowledges the validity of all trademark and service mark registrations of the Nationwide pertaining thereto. NFS agrees that it shall, and shall cause each of its officers, directors and Subsidiaries to, uphold the goodwill inherent in the Marks and to assist the Nationwide in any way reasonably possible to protect the rights of the Nationwide therein. All use of the Marks by NFS and the Designated Subsidiaries (including all past, present and future use), and the goodwill generated thereby, shall inure to the benefit of the Nationwide and shall not vest in NFS or in any Designated Subsidiary, and, for purposes of trademark registration, all use of the Marks by NFS and the Designated Subsidiaries shall be deemed to have been made for the benefit of the Nationwide. NFS and the Designated Subsidiaries shall not, without the written consent of Nationwide, file or prosecute any trademark, trade name and/or service mark application to the Marks or any trademarks or service marks confusingly similar thereto.

      (b) Additional trademarks, trade names and service marks may be added to Exhibit A hereto if (i) NFS makes a written request therefor to such
   ---------
effect, which request shall specify in reasonable detail a description or drawing of such trademarks, trade names or service marks and a description of the manner in which such trademarks, trade name or service marks are to be used, (ii) NFS shall have provided to Nationwide all additional information reasonably requested by Nationwide with respect thereto within 10 Business Days after such request, and (iii) within 30 Business Days after its receipt of the written request referred to in clause (i) above, Nationwide shall have consented in writing to the inclusion of such trademark, trade name or service mark on Exhibit A
                                                               ---------
hereto. If the conditions set forth in clauses (i), (ii) and (iii) above are satisfied, Exhibit A shall be deemed to have been amended to include such
           ---------
trademark, trade name or service marks (and such trademark, trade name or service marks shall become part of the Marks) and promptly thereafter the parties shall execute and deliver to each other a written instrument acknowledging such amendment and attaching Exhibit A, as so amended,
                                           ---------
thereto. NFS acknowledges that the Nationwide shall be the exclusive owners of all of the right, title and interest in all the marks that become part of the Marks subsequent to the date hereof. The addition of Marks to Exhibit A
                                                               ---------
hereto shall not affect the Scope of the License or any other term thereof.

      SECTION 4.4       Infringement.  NFS acknowledges that it is of the
                        ------------
utmost importance to protect the Marks against unfair competition, disparagement, infringement and/or dilution. NFS shall as promptly as practicable notify Nationwide in writing of any infringement of the Marks or of any act of unfair competition, disparagement or dilution by third parties relating to the Marks, whenever such infringement or act shall come to NFS's attention. Nationwide shall have the primary responsibility promptly to initiate and pursue appropriate actions which, in the reasonable judgment of Nationwide, are necessary to protect Nationwide's rights to the Marks against such infringements or acts; provided, however, that if, in the
                            --------  -------
reasonable judgment of NFS, Nationwide has not within 60 days after written notification by NFS of such infringement or act, initiated and pursued appropriate actions necessary to protect Nationwide's rights against such infringement or act, or unfair competition, disparagement and/or dilution, NFS may commence a suit or other action in its name that is necessary to protect the Marks with regard thereto. Nationwide and NFS shall cooperate with each other to the fullest extent necessary to maintain and/or implement the actions taken by the other under this Section 4.4, including, without limitation, being joined as a necessary co-plaintiff in an action brought hereunder. In any such action where the parties hereto are co-plaintiffs, any recoveries, damages and costs (including attorneys' fees) or proceeds of a settlement resulting from such action shall be equitably apportioned between Nationwide and NFS.

      SECTION 4.5       License Fee.  From the date hereof until the
                        -----------
License terminates, NFS shall pay Nationwide a fee of $10,000 per annum (the "License Fee"). The License Fee with respect to the first 12-month period shall be payable in advance on the Closing Date and the License Fee with respect to each 12-month period thereafter shall be payable in advance on each successive anniversary of the Closing Date; provided, however, that if
                                            --------  -------
any
such anniversary falls on a day that is not a Business Day, the License Fee shall be paid on the next succeeding Business Day. In the event the License is terminated prior to the end of any such 12-month period, Nationwide shall not have any obligation to refund to NFS any portion of the License Fee relating to such 12-month period.

      SECTION 4.6       Transactions Affecting NFS, Nationwide and the
                        -----------------------------------------------
Marks.  NFS shall not, and shall cause each of its Subsidiaries not to, take
-----
any action with respect to the following matters without informing Nationwide in advance in writing of all material facts relating thereto and without obtaining Nationwide's prior written consent thereto:

      (a) the commencement, settlement, defense of, consent to a judgment or decree or other activity with respect to any suit, action or proceeding before any federal, state, local or foreign court, agency, authority, instrumentality, arbitration panel or other governmental body or authority involving the Marks, except as otherwise provided in Section 4.4;

      (b) any changes in NFS's or its Subsidiaries' names, logos, signs, trademarks or other identifications that might reasonably be expected to affect the appearance of, the reputation of or the goodwill associated with the Marks or any member of the Nationwide Affiliated Group; or

      (c) any television, radio, newspaper, magazine or other advertising campaign or strategy using the Marks or referring, directly or indirectly, to any member of the Nationwide Affiliated Group.

      SECTION 4.7  Trademark, Trade Name, and/or Service Mark Usage Marking
                   ---------------------------------------------------------
Requirements and Quality Control. (a)  NFS shall, and shall cause the
--------------------------------
Designated Subsidiaries to, apply the appropriate statutory notice (i.e.,
                                                                    ----
the letter "R" in a circle, unless the mark is unregistered, in which case, "TM" or "SM", as appropriate) or such other notice as may be required by foreign jurisdictions in connection with the use of the Marks and will, to the extent reasonably practicable, disclose that use of the Marks is pursuant to the License granted herein by the Nationwide.

      (b) The quality standards applied to the products and services bearing the Marks, or offered in connection with the Marks, shall be as specified by Nationwide from time to time in writing. Notwithstanding any other provision in this Article IV, all operations, products and services offered in connection with the Marks by NFS and any Designated Subsidiary shall conform in all material respects to such quality standards. To assure that the applicable quality standards are maintained, Nationwide shall have the right to periodically inspect and evaluate the use of the Marks; provided that such inspections and evaluations shall be conducted (i)
--------
during regular business hours and (ii) in such manner as will not interfere with the conduct of business by NFS or any Designated Subsidiary, as the case may be, in the ordinary course. Upon request, NFS shall deliver to Nationwide samples of such use of the Marks by NFS and the Designated Subsidiaries. If Nationwide disapproves of the quality of such samples, NFS and/or the Designated Subsidiaries shall have 30 days to cure the deficiency and neither NFS nor the Designated Subsidiaries may use the Marks in such manner unless and until such deficiency is cured to Nationwide's reasonable satisfaction.

      SECTION 4.8       Term and Termination of License.  (a)  The License
                        -------------------------------
granted pursuant to this Article IV shall commence on the Closing Date and, subject to termination in accordance with paragraph (b) or (c) of this Section 4.8, shall continue in full force and effect for a term of 10 years and thereafter shall automatically be renewed without any required action or consent of Nationwide or any other person for successive 10-year terms.

      (b) The License shall terminate, subject to earlier termination in accordance with Section 4.8(c), upon the earlier to occur of (i) the date on which NFS gives written notice to the Nationwide of the complete termination of the use of the Marks by NFS and the Designated Subsidiaries or (ii) the date that is 365 days from the date on which Nationwide gives written notice to NFS that it has elected to terminate the License; provided, however, that
                                              --------  -------
Nationwide may not give NFS any such notice until the later to occur of (A) the first anniversary of the Trigger Date or (B) the fourth anniversary of the Closing Date.

      (c) Nationwide shall have the right to terminate the License upon written notice to NFS at any time if Nationwide notifies NFS in writing that, in the reasonable judgment of Nationwide, NFS or any Designated Subsidiary has failed to comply with any term or provision of this Article IV or of such Designated Subsidiary's Designated Subsidiary Agreement, as the case may be, and in either case such noncompliance is not cured to the reasonable satisfaction of Nationwide within 30 days after NFS's receipt of such notice.

      SECTION 4.9       Effect of Termination; Further Assurances;
                        -------------------------------------------
Attorney-in Fact.  (a)  Upon the termination of the License:  (i) all rights
----------------
of NFS and the Designated Subsidiaries with respect to the Marks shall revert automatically to the Nationwide and NFS shall, and shall cause each of the Designated Subsidiaries to, discontinue all uses of the Marks within 30 days after such termination; (ii) to the extent requested by Nationwide, NFS shall, and shall cause each Designated Subsidiary to, as promptly as reasonably practicable but not later than 30 days, at its own expense take all legal and administrative steps that may be required to protect the Nationwide's ownership of and goodwill symbolized by the Marks; and (iii) NFS shall, and shall cause each of its Designated Subsidiaries to, amend its respective charter or other organizational documents to change each such Person's name to one that does not include the word "Nationwide" or any Mark or any variant or derivative thereof subject to any required regulatory approval, which NFS will use its best efforts to obtain or cause to be obtained.

      (b) NFS hereby appoints Nationwide as its agent and attorney-in-fact to execute on its behalf and in its name any documents that Nationwide, in its good faith reasonable judgment, deems necessary in order to terminate any rights of NFS or the Designated Subsidiaries in respect of the Marks, however created, anywhere in the world under or pursuant to this Agreement. This provision shall not relieve NFS of its obligation to, as promptly as reasonably practicable, execute any such documents upon the request of Nationwide.


                                   ARTICLE V

                            EQUITY PURCHASE RIGHTS

      SECTION 5.1       Equity Purchase Rights.  Until the Trigger Date,
                        ----------------------
NWC shall have the equity purchase rights set forth in this Section 5.1 (the "Equity Purchase Rights"); provided, however, that NWC shall not be
                           --------  -------
entitled to Equity Purchase Rights to the extent that the principal national securities exchange in the United States on which the Common Stock is listed or traded, if any, prohibits or limits the granting by NFS of such Equity Purchase Rights.

      As soon as practicable after determining to issue Equity Purchase Shares, but in any event at least five Business Days prior to the issuance of Equity Purchase Shares to any Person other than to a member of the Nationwide Affiliated Group (other than Equity Purchase Shares (i) the issuance of which was consented to by Nationwide pursuant to Section 3.1 hereof, unless such consent specifically references and is conditioned on the exercise by Nationwide of Equity Purchase Rights, (ii) if NFS then has outstanding Public Company Stock, issued under dividend reinvestment plans that offer Voting Stock to security holders at a discount from Average Market Price no greater than is then customary for public corporations, (iii) issued pursuant to the Transactions, or (iv) issued in mergers, acquisitions and exchange offers), NFS shall notify NWC in writing of such proposed sale (which notice shall specify, to the extent practicable, the purchase price for, and terms and conditions of, such Equity Purchase Shares) and shall offer to sell to NWC

(which offer may be assigned by NWC to another member of the Nationwide Affiliated Group) at the purchase price (net of underwriting discounts or commissions, if any), if any, to be paid by the transferee(s) of such Equity Purchase Shares an amount of Equity Purchase Shares determined as provided below. Immediately after the amount of Equity Purchase Shares to be sold to Persons other than to NWC (or such assignee) is known to NFS, NFS shall notify NWC (or such assignee) of such amount. If such offer is accepted in writing within five Business Days after the notice of such proposed sale (or such longer period as is necessary for NWC (or such assignee) to obtain any required regulatory consents or approvals), NFS shall sell to NWC (or such assignee) an amount of Equity Purchase Shares (the "Equity Purchase Share Amount") equal to the product of (x) the quotient of (1) the aggregate number of shares of Voting Stock owned by the members of the Nationwide Affiliated Group immediately prior to the issuance of the Equity Purchase Shares by (2) the aggregate number of shares of Outstanding Voting Stock owned by Persons other than the members of the Nationwide Affiliated Group immediately prior to the issuance of the Equity Purchase Shares, multiplied by (y) the aggregate number of Equity Purchase Shares being issued by NFS to Persons other than the members of the Nationwide Affiliated Group rounded up to the nearest whole Equity Purchase Share. If, at the time of the determination of any Equity Purchase Share Amount, any other Person has preemptive or other equity purchase rights similar to the Equity Purchase Rights, such Equity Purchase Share Amount shall be recalculated to take into account the amount of Voting Stock to be sold to such Persons, rounding up such Equity Purchase Share Amount to the nearest whole Equity Purchase Share.

      The purchase and sale of any Equity Purchase shares pursuant to this
Section 5.1 shall take place at 9:00 a.m. on the latest of (i) the fifth Business Day following the acceptance of such offer, (ii) the Business Day on which such Equity Purchase Shares are issued to Persons other than NWC (or such assignee) and (iii) the fifth Business Day following the expiration of any required regulatory waiting periods or the obtaining of any required regulatory consents or approvals, at the offices of Nationwide. At the time of purchase, NFS shall deliver to NWC (or such assignee) certificates registered in the name of NWC (or such assignee). The purchase price shall be in United States dollars by bank check or wire transfer of immediately available funds, as specified by NWC (or such assignee), not less than one Business Day prior to the date of purchase. NFS and NWC (or such assignee) will use their best efforts to comply as soon as practicable with all federal and state laws and regulations and stock exchange listing requirements applicable to any purchase and sale of securities under this Section 5.1.

                                  ARTICLE VI

                        FINANCIAL AND OTHER INFORMATION

      SECTION 6.1       Twenty Percent Threshold.  NFS agrees that, during
                        ------------------------
any period in which the members of the Nationwide Affiliated Group, own, in the aggregate, at least 20 percent of the voting power of the Outstanding Voting Stock, or during any period in which any member of the Nationwide Affiliated Group is required to account for its investment in NFS on a consolidated basis or under the equity method of accounting (determined in accordance with GAAP consistently applied after consultation with the Nationwide Auditors):

      (a)   Maintenance of Books and Records.  NFS shall, and shall cause
            --------------------------------
each of its consolidated Subsidiaries to (i) make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of NFS and such Subsidiaries and
(ii) devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary (1) to permit preparation of financial statements in conformity with GAAP and for each insurance company, in conformity with accounting practices prescribed or permitted by the department of insurance of the insurance company's state of domicile, and (2) to maintain accountability for assets and (C) access to assets is permitted only in accordance with management's general or specific authorization.

      (b)   Fiscal Year.  NFS shall, and shall cause each of its
            -----------
consolidated Subsidiaries to, maintain a fiscal year that commences on January 1 and ends on December 31 of each calendar year; provided, however,
                                                 --------  -------
that, if on the date hereof any consolidated Subsidiary of NFS does not maintain a fiscal year that commences on January 1 and ends on December 31, NFS shall use its best efforts to cause such Subsidiary to change its fiscal year to one which ends on December 31 if such change is reasonably practical.

      (c)   Unaudited Quarterly Financial Statements.  As soon as
            ----------------------------------------
practicable, and within 35 days after the end of each of the first three fiscal quarters in each fiscal year of NFS, NFS shall deliver to Nationwide drafts of the consolidated financial statements of NFS (and notes thereto) for such periods and for the period from the beginning of the current fiscal year to the end of such quarter setting forth in each case in comparative form for each such fiscal quarter of NFS the consolidated figures (and noted thereto) for the corresponding quarter and periods of the previous fiscal year and all in reasonable detail and prepared in accordance with Article 10 of Regulation S-X. The information set forth in this subsection (e) is herein referred to as the "Quarterly Financial Statements." NFS shall deliver to Nationwide all revisions to such drafts as soon as practicable after any such revisions are prepared or made. No later than the date NFS publicly files the Quarterly Financial Statements with the SEC or otherwise, NFS shall deliver to Nationwide the final form of the Quarterly Financial Statements.

      (d)   Quarterly and Annual Reports Furnished to State Insurance
            ----------------------------------------------------------
Regulatory Authorities.  Prior to the filing by NFS or any Subsidiary of NFS
----------------------
of quarterly or annual reports with any and all state insurance regulatory authorities in each jurisdiction in which such reports are required to be filed, NFS shall deliver drafts of such reports to Nationwide and shall give Nationwide a reasonable opportunity to review and comment on such reports.

      (e)   Audited Annual Financial Information.  As soon as is
            ------------------------------------
practicable, and: (i) within 60 days after the end of each fiscal year of NFS, NFS shall deliver to Nationwide drafts of the consolidated financial statements of NFS (and notes thereto) for such year setting forth in each case in comparative form the consolidated figures (and notes thereto) for the previous fiscal year and all in reasonable detail and prepared in accordance with Regulation S-X. The information set forth in this subsection (e) is herein referred to as the "Annual Financial Statements." NFS shall deliver to Nationwide all revisions to such drafts as soon as any such revisions are prepared or made. NFS shall deliver to Nationwide, no later than 90 days after the end of each fiscal year of NFS (or on such earlier date on which the same are filed with the SEC), in final form, the Annual Financial Statements accompanied by an opinion thereon by NFS's independent certified public accountants.

      (f)   Other Financial Information.  NFS shall provide to Nationwide
            ---------------------------
upon request such other information and analyses as Nationwide may reasonably request in order to analyze the financial statements and condition of NFS and its Subsidiaries and shall provide Nationwide and its accountants with an opportunity to meet with management of NFS (and shall use commercially reasonable efforts to cause its accountants to so meet) in connection therewith. NFS shall deliver to Nationwide all Quarterly Financial Statements and Annual Financial Statements of each Subsidiary of NFS that is itself required to file financial statements with the SEC or otherwise make such financial statements publicly available, with such financial statements to be provided in the same manner and detail and on the same time schedule as those financial statements of NFS required to be delivered to Nationwide pursuant to this Section 6.1.

      (g)   General Financial Statement Requirements.  All information
            ----------------------------------------
provided by NFS or any of its Subsidiaries to Nationwide pursuant to Sections 6.l(c)-(h) shall be consistent in all material respects with the format and detail and otherwise with the procedures and practices in effect on the date hereof with respect to the provision of such financial and other information by NFS and its Subsidiaries to Nationwide, with such changes therein as may be reasonably requested by Nationwide from time to time, unless changes in such procedures or practices are required in order to comply with the rules and regulations of the SEC or any other applicable regulatory authority, as applicable.

      (h)   Public Information and SEC Reports.  NFS and each of its
            ----------------------------------
Subsidiaries that file information with the SEC shall deliver to Nationwide (to the attention of its General Counsel) as promptly as practicable as the same are substantially final, drafts of all reports, notices and proxy and information statements to be sent or made available by NFS or any of its Subsidiaries to their security holders and all regular, periodic and other reports filed under the Exchange Act (including Reports on Forms 10-K, 10-Q and 8-K and Annual Reports to shareholders), and all registration statements and prospectuses to be filed by NFS or any of its Subsidiaries with the SEC or any securities exchange pursuant to the listed company manual (or similar requirements) of such exchange (collectively, "NFS Public Documents") prior to the filing thereof with the SEC, and, no later than the date the same are printed, sent or filed, whichever is earliest, final copies of all NFS Public Documents. Prior to issuance, NFS shall deliver to Nationwide copies of all press releases and other statements to be made available by NFS or any of its Subsidiaries to the public, including, without limitation, information concerning material developments in the business, properties, results of operations, financial condition or prospects of NFS or any of its Subsidiaries. No report, registration, information or proxy statement, prospectus or other document that refers, or contains information with respect, to any member of the Nationwide Affiliated Group shall be filed with the SEC or otherwise made public by NFS or any of its Subsidiaries without the consent of Nationwide (which shall not be unreasonably withheld or delayed) with respect to those portions of such document which contain information with respect to such member of the Nationwide Affiliated Group, except as may be required by law, rule or regulation (in which case NFS shall use commercially reasonable efforts to notify Nationwide and obtain its consent before making such a filing with the SEC or otherwise making any such information public).

      (i)   Budgets and Projections.  NFS shall, as promptly as
            -----------------------
practicable, deliver to Nationwide copies of annual and other budgets and financial projections (consistent in terms of format and detail and otherwise with the procedures in effect on the date hereof) relating to NFS or any of its Subsidiaries and shall provide Nationwide an opportunity to meet with management of NFS and its Subsidiaries to discuss such budgets and projections.

      (j)   Other Information.  With reasonable promptness, NFS shall
            -----------------
deliver to Nationwide such additional financial and other information and data with respect to NFS and its Subsidiaries and their business, properties, financial position, results of operations and prospects as from time to time may be reasonably requested by Nationwide.

      (k)   Earnings Releases.  Nationwide agrees that, unless required by
            -----------------
law, rule or regulations or unless NFS shall have consented thereto, no member of the Nationwide Affiliated Group shall publicly release any quarterly, annual or other financial information of or concerning NFS or any of its Subsidiaries ("NFS Information") delivered to Nationwide pursuant to this Section 6.1 prior to the time that NFS publicly releases such information. NFS and Nationwide will consult on the timing of their annual and quarterly earnings releases. In the event that any member of the Nationwide Affiliated Group is required by law to publicly release such NFS Information prior to the public release of Nationwide's financial information, Nationwide will use commercially reasonable efforts to give NFS notice of such release of NFS Information and to obtain its consent prior to such release of NFS Information.

      (l)   Nationwide Affiliated Group Public Filings.  Nationwide and NFS
            ------------------------------------------
shall cooperate with each other to the extent reasonably requested by the other in the preparation of any of their respective public earnings releases, quarterly reports on Form 10-Q, Annual Reports to stockholders or policyholders, annual reports on Form 10-K, any current reports on Form 8-K and any other proxy, information and registration statements, notices, prospectuses and other filings made by them or any of their respective subsidiaries with the SEC, any national securities exchange, any governmental or regulatory authority or otherwise made publicly available (collectively, "Public Filings"). Nationwide and NFS agree to provide to each other all information that the other reasonably requests in connection with any such Public Filings or that, in the reasonable judgment of their respective General Counsels, is required to be disclosed therein under any law, rule or regulation. Such information shall be provided by Nationwide or NFS, as the case may be, in as timely a manner as practicable to enable NFS or Nationwide, as the case may be, to prepare, print and release the Public Filings. If and to the extent requested by Nationwide or NFS, the other party, shall diligently review all drafts of such Public Filings and prepare in a diligent and timely fashion any portion of such Public Filing pertaining to such other party or its subsidiaries. Unless required by law, rule or regulation, Nationwide or NFS, as the case may be, shall not publicly release any financial or other information that conflicts with the information with respect to the other party that is included in any Public Filing without the prior written consent of NFS or Nationwide, as the case may be.

      (m) Subject to the requirements of applicable laws, rules and regulations, (i) if NFS chooses or is required to submit to a vote of its stockholders the election, approval or ratification of the selection of its independent certified public accountants pursuant to Schedule 14A under the Exchange Act, NFS shall so submit to such a vote such accounting firm, and (ii) if NFS does not submit a firm of accountants to such a vote, NFS shall cause its independent certified public accountants to be such accounting firm as is designated, from time to time, by Nationwide, unless the stockholders of NFS oppose or fail to ratify such firm, or elect another firm.

      SECTION 6.2       Nationwide Annual Statements.  In connection with
                        ----------------------------
Nationwide's preparation of its audited annual financial statements and its Annual Reports to policyholders (collectively, the "Nationwide Annual Financial Statements"), during any period in which the members of the Nationwide Affiliated Group own, in the aggregate, at least 20 percent of the voting power of the Outstanding Voting Stock or 20 percent of the Common Stock then outstanding, or during any period in which any member of the Nationwide Affiliated Group is required to account for its investment in NFS on a consolidated basis or under the equity method of accounting) (determined in accordance with GAAP consistent applied after consultation with the Nationwide Auditors), NFS agrees as follows:

      (a)   Coordination of Auditor's Opinions.  NFS will use commercially
            ----------------------------------
reasonable efforts to enable its independent certified public accountants (the "NFS Auditors") to complete their audit such that they will date their opinion on NFS's audited annual financial statements (the "NFS Annual Financial Statements") on or before the date that Nationwide's independent certified public accountants (the "Nationwide Auditors") date their opinion on the Nationwide Annual Statements, and to enable Nationwide to meet its timetable for the printing, filing and public dissemination of the Nationwide Annual Statements.

      (b)   Access to Personnel and Working Papers.  NFS will authorize the
            --------------------------------------
NFS Auditors to make available to the Nationwide Auditors both the personnel who performed or are performing the annual audit of NFS and, consistent with customary professional practice and courtesy of such auditors with respect to the furnishing of work papers, work papers related to the annual audit of NFS, in all cases within a reasonable time after the NFS Auditor's opinion date, so that the Nationwide Auditors are able to perform the procedures they consider necessary to take responsibility for the work of the NFS Auditors as it relates to the Nationwide Auditors report on the Nationwide Annual Financial Statements, all within sufficient time to enable Nationwide to meet its timetable for the printing, filing and public dissemination of the Nationwide Annual Statements; provided, however, that
                                                   --------  -------
nothing in this Section 6.2(b) shall in any way be construed as a representation of or covenant by NFS that any or all of such personnel or work papers will be so provided.

      SECTION 6.3       Forty Percent Threshold.  NFS agrees that, during
                        -----------------------
any period in which the members of the Nationwide Affiliated Group own, in the aggregate, at least 40 percent of the voting power of the Outstanding Voting Stock or during any period in which any member of the Nationwide Affiliated Group is required to account for its investment in NFS on a consolidated basis or under the equity method of accounting (determined in accordance with GAAP consistently applied:

      (a)   Internal Auditors.  NFS shall provide Nationwide and the
            -----------------
internal auditors or other representatives of Nationwide reasonable access to NFS's and its Subsidiaries' books and records so that Nationwide may conduct reasonable audits relating to the financial statements provided by NFS pursuant to Sections 6.1(c)-(f) inclusive, as well as to the internal accounting controls and operations of NFS and its Subsidiaries; provided, however, that such audits
                                            --------  -------
shall be conducted (i) during regular business hours and (ii) in such manner as will not interfere with the conduct of business by NFS or any Subsidiary in the ordinary course.

      (b)   Accounting Estimates and Principles.  NFS will give Nationwide
            -----------------------------------
as much prior notice as reasonably practicable of any proposed significant charges in accounting estimates or discretionary accounting principles from those in effect on the date hereof. In this connection, NFS will consult with Nationwide and, if requested by Nationwide, NFS will consult with the Nationwide Auditors with respect thereto. NFS will not make any change in discretionary accounting principles without Nationwide's prior consent (which consent will not be unreasonably withheld or delayed) if such a change would be sufficiently material to be required to be disclosed in NFS's financial statements as filed with the SEC or otherwise publicly disclosed therein.

      SECTION 6.4       Fifty Percent Threshold.  NFS agrees that, during
                        -----------------------
any period in which the members of the Nationwide Affiliated Group own, in the aggregate, at least 50 percent of the voting power of the Outstanding Voting Stock or during any period in which any member of the Nationwide Affiliated Group is required to account for its investment in NFS on a consolidated basis or under the equity method of accounting (determined in accordance with GAAP consistently applied:

      (a)   Detailed Quarterly Financial Information.  As soon as
            ----------------------------------------
practicable, and within 35 days after the end of the first three fiscal quarters in each fiscal year of NFS, NFS shall deliver to Nationwide and NWC
(i) a detailed consolidated balance sheet and consolidated statement of income consistent with Nationwide's present chart of accounts (with such changes in such chart of accounts as may be requested by Nationwide from time to time) and
(ii) statistical information necessary for inclusion in any Nationwide Affiliated Group member's quarterly earnings press release, along with appropriate supporting documentation.

      (b)   Detailed Annual Financial Information.  As soon as practicable,
            -------------------------------------
and within 60 days after the end of each fiscal year of NFS, NFS shall deliver to Nationwide (i) a detailed consolidated balance sheet and consolidated statement of income consistent with Nationwide's present chart of accounts (with such changes in such chart of accounts a may be requested by Nationwide from time to time) as of and for the full fiscal year, and (ii) statistical information necessary for inclusion in Nationwide's annual earnings press release, along with appropriate supporting documentation.

      (c)  Accountants' Reports.  Promptly, but in no event later than five
           --------------------
Business Days following the receipt thereof, NFS shall deliver to Nationwide copies of all reports submitted to NFS or any of its Subsidiaries by their independent certified public accountants, including, without limitation, each report submitted to NFS or any of its Subsidiaries concerning its accounting practices and systems and any comment letter submitted to management in connection with their annual audit and all responses by management to such reports and letters.

      SECTION 6.5       Ten Percent Threshold.  NFS agrees that, during any
                        ---------------------
period in which NWC owns, in the aggregate, at least 10 percent of the voting power of the Outstanding Voting Stock, NFS shall:

      (a) furnish to Nationwide as soon as practicable after they are publicly available, copies of all financial statements, reports, notices and proxy statements sent by NFS in a general mailing to all its shareholders, of all reports on Forms 10-K, 10-Q and 8-K, and of all final prospectuses filed pursuant to Rule 424 under the Securities Act except with respect to the Initial Public Offering and the Fixed Income Offerings; and

      (b) permit Nationwide to visit and inspect any of the properties, corporate books, and financial and other records of NFS and its Subsidiaries, and to discuss the affairs, finances and accounts of any such corporations with the officers of NFS and the NFS Auditors, all at such time as often as Nationwide may reasonably request; provided, however, that the foregoing shall be conducted (i) during
--------  -------
regular business hours and (ii) in such manner as will not interfere with the conduct of business of NFS or any Subsidiary in the ordinary course.

      SECTION 6.6.      Confidentiality.  All information provided by NFS
                        ---------------
and its Subsidiaries pursuant to this Article VI, except if the purpose for which such information is furnished to Nationwide pursuant to this Agreement contemplates such disclosure and except for disclosure to the other members of the Nationwide Affiliated Group by Nationwide, be kept confidential by Nationwide and the other members of the Nationwide Affiliated Group, and Nationwide and the other members of the Nationwide Affiliated Group will not disclose any such information until such information becomes available generally to the public, except as such disclosure may be required by law, rule or regulation. Further, Nationwide shall not, and shall not permit any member of the Nationwide Affiliated Group to, (i) use in any manner any such information in connection with the purchase or sale of or any offer to purchase or sell any securities issued by NFS or (ii) make any purchase or sale of or any offer to purchase or sell any security while in possession of any such information, unless and until in each such case such information is publicly disclosed.

                                  ARTICLE VII

                              REGISTRATION RIGHTS

      SECTION 7.1       Piggyback Registrations.
                        -----------------------

      (a)   Right to Piggyback Registration.  Whenever NFS proposes to
            -------------------------------
register any of its Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) under the Securities Act for its own account or the account of any stockholder of NFS (other than the Initial Public Offering, offerings pursuant to employee benefit plans, or noncash offerings in connection with a proposed acquisition, exchange offer, recapitalization or similar transaction) and the registration form to be used may be used for the registration of Registrable Shares (a "Piggyback Registration"), NFS will give written notice as promptly as practicable to Nationwide and to all other holders of Common Stock having similar registration rights, of its intention to effect such a registration and, subject to Section 7.1(b), shall include in such registration all Registrable Shares with respect to which NFS has received written request for inclusion therein within 15 days after receipt of NFS's notice.

      (b)   Priority.  If a registration pursuant to this Section 7.1
            --------
involves an Underwritten Offering and the managing underwriter advises NFS in good faith that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then NFS will be required to include in such registration the maximum number of shares that such underwriter advises can be so sold, allocated:

             (i) if such registration was initiated by NFS, (A) first, to the securities NFS proposes to sell, (B) second, among the shares of Common Stock requested to be included in such registration by members of the Nationwide Affiliated Group and any other stockholders of NFS owning shares of Common Stock eligible for registration pro rata, on the
                                                       --- ----
      basis of the number of shares of Common Stock each holder requests be included in such registration, and (C) third, among other securities, if any, requested and otherwise eligible to be included in such registration; and

        (ii) if such registration was initiated by a security holder of NFS, (A) first, among the shares of Common Stock requested to be included in such registration by such requesting security holder, (B) second, among the shares of Common Stock requested to be included in such registration by members of the Nationwide Affiliated Group and among the shares of Common Stock requested to be included in such registration by any other stockholder of NFS owning shares of Common Stock eligible for such registration, pro rata, on the basis of the number of shares
                         --- ----
      of Common Stock each holder requests be included in such registration, and (C) third, among other securities, if any, requested and otherwise eligible to be included in such registration (including securities to be sold for the account of NFS).

      SECTION 7.2       Requested Registrations.
                        -----------------------

      (a)   Right to Request Registration.  At any time after the date
            -----------------------------
hereof, upon the written request of any member of the Nationwide Affiliated Group requesting that NFS effect the registration under the Securities Act of all or part of the Registrable Shares (a "Demand Registration"), NFS shall use commercially reasonable efforts to effect, as expeditiously as possible, the registration under the Securities Act of such number of Registrable Shares requested to be so registered; provided, however, that NFS shall not be
                               --------  -------
required to file a registration statement pursuant to this Section 7.2 (a), (i) within six months after the effective date of any other registration statement of NFS requested hereunder or pursuant to which any member of the Nationwide Affiliated Group shall have been given an opportunity to participate pursuant to Section 7.l; (ii) relating to an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act if NFS is not, at the time, eligible to register shares of Common Stock on Form S-3 (or a successor form); (iii) with respect to any offering that is not reasonably expected to yield gross proceeds of at least $20 million; or (iv) more than two times in any calendar year or more than four times in any five consecutive calendar years.

      As promptly as practicable after receipt of any such request for a Demand Registration, NFS shall give written notice of such request to all other holders of Common Stock having rights to have their shares included in such registration and shall, subject to the provisions of Section 7.2(c), include in such registration all such Registrable Shares with respect to which each member of the Nationwide Affiliated Group or such other stockholder has requested to be so registered.

      (b)   Effective Registration.  A registration requested pursuant to
            ----------------------
this Section 7.2 shall not be deemed to have been effected (and, therefore, not requested for purposes of Section 7.2(a)) (i) unless the registration statement relating thereto has become effective under the Securities Act, (ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by any member of the Nationwide Affiliated Group and, as a result thereof, the Registrable Shares requested to be registered cannot be completely distributed in accordance with the plan of distribution, (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some act or omission by any member of the Nationwide Affiliated Group or (iv) if, pursuant to Section 7.2(c) less than all of the Registrable Shares requested be registered were actually registered.

      (c)   Priority.  If a requested registration pursuant to this Section
            --------
7.2 involves an Underwritten Offering and the managing underwriter shall advise NFS that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then NFS will be required to include in such registration the maximum number of shares that such underwriter advises can be so sold, allocated (i) first, to Registrable Shares requested by members of the Nationwide Affiliated Group to be included in such registration, (ii) second, among all shares of Common Stock requested to be included in such registration by any other stockholder of NFS owning shares of Common Stock eligible for such registration, pro rata on the basis of
                                             --- ----
the number of shares of Common Stock requested to be included in such registration, and (iii) third, among other securities, if any, requested and otherwise eligible to be included in such registration (including securities to be sold for the account of NFS.

      (d)   Preemption of Demand Registration.  Notwithstanding the
            ---------------------------------
foregoing, if the board of directors of NFS determines in its good faith judgment, (i) after consultation with a nationally recognized investment banking firm, that there will be an adverse effect on the contemplated public offering of NFS's securities, (ii) that the disclosures that would be required to be made by NFS in connection with such registration would be materially harmful to NFS because of transactions then being considered by, or other events then concerning, NFS or any of its Subsidiaries, or (iii) that registration at the time would require the inclusion of pro forma or other information, which requirement NFS is reasonably unable to comply with, then NFS may defer the filing (but not the preparation) of the registration statement which is required to effect any registration pursuant to this Section
7.2 for a reasonable period of time, but not in excess of 90 calendar days; provided, however, that at all times NFS is in good faith using all
--------  -------
reasonable efforts to file the registration statement as soon as practicable.

      SECTION 7.3       Registration Procedures.  If and whenever NFS is
                        -----------------------
required to effect or cause the registration of any Registrable Shares under the Securities Act as provided this Agreement, NFS shall:

      (a) prepare and file with the SEC as expeditiously as possible but in no event later than 90 days after receipt of a request for registration with respect to such Registrable Shares, a Registration Statement on any form for which NFS then qualifies or which counsel for NFS shall deem appropriate, which form shall be available for the sale of the Registrable Shares in accordance with the intended methods of distribution thereof, and use commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable; provided, however, that before filing with the SEC
                     --------  -------
a Registration Statement or Prospectus, NFS shall (i) furnish to Nationwide copies of all such documents proposed to be filed, which documents shall be subject to the reasonable and timely review of Nationwide, and (ii) notify Nationwide of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

      (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 180 days or such shorter period which shall terminate when all Registrable Shares covered by such Registration Statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

      (c) furnish, without charge, to Nationwide and each underwriter, if any, such number of copies of such Registration Statement, each amendment and supplement thereto (including one conformed copy to Nationwide and one signed copy to each managing underwriter and in each case including all exhibits thereto), and the Prospectus included in such Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as Nationwide may reasonably request in order to facilitate the disposition of the Registrable Shares registered thereunder;

      (d) use commercially reasonable efforts to register or qualify such Registrable Shares covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States of America as the selling holders, and the managing underwriter, if any, reasonably request and do any and all other acts and things which may he reasonably necessary or advisable to enable the selling holders and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Shares registered thereunder; provided, however, that NFS
                                          --------  -------
shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or
(iii) consent to general service of process in any such jurisdiction;

      (e) as promptly as practicable notify the managing underwriter, if any, Nationwide and the other selling holders, if any, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event that comes to NFS's attention if, as a result of such event, the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and NFS shall as promptly as practicable prepare and furnish to the selling holders a supplement or amendment to such Prospectus so that as thereafter delivered, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;
provided, however, that if NFS determines
--------  -------
in good faith (i) that the disclosure that would be required to be made by NFS would be materially harmful to NFS because of transactions then being considered by, or other events then concerning, NFS or any of its Subsidiaries, or (ii) a supplement or amendment to such Prospectus at such time would require the inclusion of pro forma or other information, which requirement NFS is reasonably unable to comply with, then NFS may defer, for a reasonable period of time not to exceed 90 days, furnishing to the selling holders a supplement or amendment to such Prospectus; and provided, further, that at all
                                     --------  -------
times NFS is in good faith using all reasonable efforts to file such amendment as soon as practicable;

      (f) use commercially reasonable efforts to cause all such securities being registered to be listed on each securities exchange on which similar securities issued by NFS are then listed, and enter into such customary agreements including a listing application and indemnification agreement in customary form, and to provide a transfer agent and registrar for such Registrable Shares covered by such Registration Statement no later than the effective date of such Registration Statement;

      (g) make available for inspection by Nationwide or any holder of securities covered by such Registration Statement, any underwriter participating in any distribution pursuant to such Registration Statement, and any attorney, accountant or other agent retained by such persons (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of NFS's and its Subsidiaries (collectively, "Records"), if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibilities, and cause NFS's and its Subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such Registration Statement. Notwithstanding the foregoing, NFS shall have no obligation to disclose any Records to the Inspectors in the event NFS determines that such disclosure is reasonable likely to have an adverse effect on NFS's ability to assert the existence of an attorney-client or other applicable privilege with respect thereto;

      (h) if requested, use commercially reasonable efforts to obtain a "cold comfort" letter from the NFS Auditors in customary form and covering such matters of the type customarily covered by "cold comfort" letters;

      (i) make available senior management personnel to participate in, and cause them to cooperate with the underwriters in connection with, "road show" and other customary marketing activities, including "one-on-one" meetings with prospective purchasers of the Registrable Shares; and

      (j) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least 12 months, beginning with the first month after the effective date of the Registration Statement (as the term "effective date" is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

      It shall be a condition precedent to the obligation of NFS to take any action pursuant to this Agreement in respect of the Registrable Shares that are to be registered at the request of any member of the Nationwide Affiliated Group that such member of the Nationwide Affiliated Group shall have furnished to NFS such information regarding the Registrable Shares held by such members of the Nationwide Affiliated Group and the intended method of disposition thereof as NFS shall reasonably request and as shall be required in connection with the action to be taken by NFS.

      In connection with any registration pursuant to Section 7.1 which is an Underwritten Offering, Nationwide shall, and shall cause the member of the Nationwide Affiliated Group to, enter into an underwriting or similar agreement in form and substance customary for underwritten public offerings similar to the Underwritten Offering.

      SECTION 7.4       Restriction on Disposition of Registrable Shares.
                        ------------------------------------------------
Nationwide agrees that, upon receipt of any notice from NFS of the happening of any event of the kind described in Section 7.3(f), Nationwide shall, and shall cause each member of the Nationwide Affiliated Group to, discontinue disposition of Registrable Shares pursuant to the Registration Statement covering such Registrable Shares until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7.3(f), or until otherwise notified by NFS such member of the Nationwide Affiliated Group, and, if so directed by NFS, Nationwide shall, and shall cause such member of the Nationwide Affiliated Group to deliver to NFS (at NFS's expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in their possession, of the Prospectus covering such Registrable Shares at the time of receipt of such notice. In the event NFS shall give any such notice, the period mentioned in Section 7.3(b) hereof shall be extended by the greater of (i) three months or (ii) the number of days during the period from and including the date of the giving of such notice pursuant to Section 7.3(f) to and including the date when the selling holders shall have received the copies of the supplemented or amended Prospectus contemplated by Section 7.3(f).

      SECTION 7.5       Selection of Underwriters.  If any offering
                        -------------------------
pursuant to a registration requested pursuant to Section 7.2 hereof is to be an Underwritten Offering, Nationwide shall select a managing underwriter or underwriters to administer the offering.

      SECTION 7.6       Registration Expenses.  NFS shall pay for all costs
                        ---------------------
and expenses with respect to its compliance with its obligations in connection with a registration hereunder, including, but not limited to: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Shares);
(iii) printing expenses; (iv) internal expenses (including without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); (v) the fees and expenses incurred in connection with the listing of the Registrable Shares on any national securities exchange or inter dealer quotation system; (vi) the fees and disbursements of counsel for NFS, and the NFS Auditors (including the expenses of any comfort letters or costs associated with the delivery by the NFS Auditors of a comfort letter or comfort letters); (vii) the reasonable fees and disbursements of not more than one firm of attorneys acting as legal counsel for all of the selling stockholders, collectively; (viii) the fees and expenses of any registrar and transfer agent or any depository; (ix) the underwriting fees, discounts and commissions applicable to any Common Stock sold for the account of NFS; and (x) the cost of preparing all documentation in connection therewith. Except as otherwise provided in clause (ix) of this Section 7.6, NFS shall have no obligation to pay any underwriting fees, discounts, commissions, bonuses or similar amounts attributable to the sale of Registrable Shares, including, without limitation, the fees and expenses of any underwriters and such underwriters' counsel.

      SECTION 7.7       Conversion of Other Securities.  If any holder of
                        ------------------------------
Registrable Shares offers any options, rights, warrants or other securities issued by it or any other Person that are offered with, convertible into or exercisable or exchangeable for any Registrable Shares, the Registrable Shares underlying such options, rights, warrants or other securities shall be eligible for registration pursuant to Sections 7.1 and 7.2.

      SECTION 7.8       Rule 144.  If and for so long as NFS is subject to
                        --------
the reporting requirements of the Exchange Act, NFS shall take such measures and file such information, documents and reports as shall be required by the SEC as a condition to the availability of Rule 144 (or any successor provision) under the Securities Act.

      SECTION 7.9       Transfer of Registration Rights.  (a)  Any member
                        -------------------------------
of the Nationwide Affiliated Group may transfer all or any portion of its rights under this Article VII and Article VIII (provided that no obligations or liabilities under Article VIII may be so transferred by any member of the Nationwide Affiliated Group without the consent of NFS, which shall not be unreasonably withheld) to any transferee (each, a "Transferee") of Registrable Shares. Any transfer of registration rights pursuant to this Section 7.9 shall be effective upon receipt by NFS of written notice from such member of the Nationwide Affiliated Group stating the name and address of the Transferee and identifying the amount of Registrable Shares with respect to which the rights under this Article VII (and Article VIII) are being transferred and the nature of the rights so transferred and receipt by NFS of an instrument reasonably satisfactory to NFS pursuant to which such Transferee agrees to be bound by the covenants and agreements of the transferor contained in this Agreement. In connection with any such transfer, the terms "Nationwide" and "member of the Nationwide Affiliated Group" as used in this Agreement shall, where appropriate to assign each rights and obligations to such Transferee, be deemed to refer to the transferee holder of such Registrable Shares. Any member of the Nationwide Affiliated Group and such Transferee may exercise the registration rights hereunder in such proportion as they shall agree among themselves.

      (b) After such transfer, each member of the Nationwide Affiliated Group shall retain its rights under this Agreement with respect to all other Registrable Shares owned by such member of the Nationwide Affiliated Group.


                                 ARTICLE VIII

                                INDEMNIFICATION

      SECTION 8.1       Cross Indemnification.  (a)  Nationwide agrees to
                        ---------------------
indemnify and hold harmless NFS and its Subsidiaries and each of the officers, directors, employees and agents of NFS and its Subsidiaries against any and all costs and expenses (including, without limitation, attorneys' fees, interest, penalties and costs of investigation or preparation for defense), judgments, fines, losses, claims, damages, liabilities, demands, assessments and amounts paid in settlement (collectively, "Losses"), in each case based on, arising out of, resulting from or in connection with any claim, action, cause of action, suits, proceeding or investigation, whether civil, criminal, administrative, investigative or other (collectively, "Actions"), based on, arising out of, pertaining to or in connection with (i) any breach by Nationwide or NWC of this Agreement or any Designated Subsidiary Agreement, (ii) any third party claims that the Nationwide does not have the right to use or license the Marks in the United States or Canada in connection with the products and services within the Scope of the License as and to the extent provided therein and (iii) the Designated Businesses.

      (b) NFS agrees to indemnify and hold harmless each member of the Nationwide Affiliated Group and each of the officers, directors, employees and agents of each member of the Nationwide Affiliated Group, against any and all Losses, in each case, based on, arising out of, resulting from or in connection with any Actions, based on, arising out of, pertaining to or in connection with
(i) any breach by NFS of this Agreement or any breach by any Subsidiary of NFS of any Designated Subsidiary Agreement or (ii) any use of the Marks by NFS and its Subsidiaries not in accordance with the provisions of this Agreement.

      SECTION 8.2       Registration Statement Indemnification. (a)  NFS
                        --------------------------------------
agrees to indemnify and hold harmless each member of the Nationwide Affiliated Group, each Transferee and each Person, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Registration Indemnitee") from and against any and all Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with information relating to a Registration Indemnitee furnished in writing to NFS by or on behalf of such Registration Indemnitee expressly for use in the Registration Statement or Prospectus.

      (b) Each Registration Indemnitee agrees, severally and not jointly, to indemnify and hold harmless NFS, its directors, its officers who sign any Registration Statement, and any person who controls NFS within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the indemnity from NFS to each Registration Indemnitee provided in
Section 8.2(a), but only with respect to information relating to such Registration Indemnitee furnished in writing to NFS by or on behalf of such Registration Indemnitee expressly for use in the Registration Statement or Prospectus. If any Action shall be brought against NFS, any of its directors, any such officer, or any such controlling person based on any Registration Statement or Prospectus and in respect of which indemnity may be sought against a Registration Indemnitee pursuant to this paragraph (b), such Registration Indemnitee shall have the rights and duties given to NFS by Sections 8.3-8.5 hereof (except that if NFS shall have assumed the defense thereof such Registration Indemnitee shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Registration Indemnitee's expense), and NFS, its directors, any such officer, and any such controlling person shall have the rights and duties given to the Registration Indemnitee by Article VIII hereof.

      SECTION 8.3       Contribution.  (a)  If the indemnification provided
                        ------------
for in this Article VIII is unavailable to an indemnified party under Section
8.2 hereof with respect to any Losses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by NFS, on the one hand, and the applicable Registration Indemnitee, on the other hand, from the offering of the securities covered by such Registration Statement and Prospectus, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of NFS, on the one hand, and the applicable Registration Indemnitee, on the other hand, in connection with the statements or omissions that resulted in such Losses, an well an any other relevant equitable considerations. The relative benefits received by NFS, on the one hand, and the applicable Registration Indemnitee, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the applicable securities offering (before deducting expenses) received by NFS bear to the total net proceeds from such offering (before deducting expenses) received by such Registration Indemnitee. The relative fault of NFS, on the one hand, and the applicable Registration Indemnitee, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by NFS, on the one hand, or by such Registration Indemnitee, on the other hand, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      (b)   NFS and each Registration Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 8.3 were determined by pro rata allocation or by any other method of allocation that does
   --- ----
not take account of the equitable considerations referred to in Section 8.3(a). The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 8.3(a) shall be deemed to include, subject to the limitations set forth herein, any legal or other expenses reasonably incurred by such party in connection with investigating any claim or defending any such Action. Notwithstanding the provisions of this Section 8.3(b), a Registration Indemnitee shall not be required to contribute any amount in excess of the amount by which the proceeds to such Registration Indemnitee exceed the amount of any damages that such Registration Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      SECTION 8.4       Procedure.  If any Action shall be brought against
                        ---------
a Registration Indemnitee or any other Person entitled to indemnification pursuant to this Article VIII (collectively with the Registration Indemnitee, the "Indemnitee") in respect of which indemnity may be sought against NFS, such Indemnitee shall promptly notify NFS, and NFS shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Indemnitee shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such person unless (i) NFS has agreed in writing to pay such fees and expenses, (ii) NFS has failed to assume the defense and employ counsel, or (iii) the named parties to an Action (including any impleaded parties) include both an Indemnitee and NFS and such Indemnitee shall have been advised by its counsel that representation of such indemnified party and NFS by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case NFS shall not have the right to assume the defense of such Action on behalf of such Indemnitee). It is understood, however, that NFS shall, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnitees not having actual or potential differing interests among themselves, and that all such fees and expenses shall be reimbursed as they are incurred. NFS shall not be liable for any settlement of any such Action affected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such Action, NFS agrees to indemnify and hold harmless each Indemnitee, to the extent provided in the preceding paragraph from and against any Losses by reason of such settlement or judgment.

      SECTION 8.5       Other Matters.  (a)  No indemnifying party shall
                        -------------
without the prior written consent of the indemnified party effect any settlement of any pending or threatened Action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Action.

      (b) Any Losses for which an indemnified party is entitled to indemnification or contribution under this Article VIII shall be paid by the indemnifying party to the indemnified party as such Losses are incurred. The indemnity and contribution agreements contained in this Article VIII shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Indemnitee, NFS, its directors or officers, or any person controlling such Indemnitee and (ii) any termination of this Agreement.


                                  ARTICLE IX

                              DISPUTE RESOLUTION

      SECTION 9.1       Negotiation.  (a)  In the event of any dispute,
                        -----------
controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof (a "Dispute"), upon the written notice of any party hereto to the others, the parties hereto shall attempt in good faith to negotiate a resolution of the Dispute.

      (b) If the parties are unable to resolve the Dispute within 30 days after the receipt of such notice, then any party may submit the Dispute to arbitration in accordance with Section 9.2 as the exclusive means to resolve the Dispute.

      SECTION 9.2       Arbitration.  (a)  Any Dispute not resolved
                        -----------
pursuant to Section 9.1 shall, at the request of any party hereto, be finally settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules then in effect (the "Rules") except as modified herein. The arbitration shall be held in Columbus, Ohio.

      (b) There shall be three arbitrators of whom NFS and Nationwide each shall select one within 15 days of respondent's receipt of claimant's demand for arbitration. The two party-appointed arbitrators shall select a third arbitrator to serve as Chair of the tribunal within 15 days after the selection of the second arbitrator. If any arbitrator has not been appointed within the time limits specified herein, such appointment shall be made by the American Arbitration Association in accordance with the Rules upon the written request of NFS or Nationwide within 15 days after such request.

      (c) The hearing shall be held no later than 90 days following the appointment of the third arbitrator.

      (d) The arbitral tribunal shall permit prehearing discovery that is relevant to the subject matter of the Dispute taking into account the parties' desire that the arbitration be conducted expeditiously and most effectively. All discovery shall be completed within 40 days after the appointment of the third arbitrator.

      (e) The award shall be final and binding and shall be the sole and exclusive remedy between the Parties regarding any claims, counterclaims, issues, or accounting presented to the arbitral tribunal. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. SS 1-16, and judgment upon any award may be entered in any court having jurisdiction.

      (f) NFS and Nationwide will bear equally all fees, costs, disbursements and other expenses of the arbitration, and each Party shall be responsible for all fees, costs, disbursements and other expenses incurred in the preparation and prosecution of their own case; provided, however, that in the event
                                   --------  -------
that a party fails to comply with the orders or decision of the arbitral tribunal, then such noncomplying party shall be liable for all costs and expenses (including, without limitation, attorneys' fees) incurred by the other parties in its effort to obtain either an order to compel, or an enforcement of an award from a court of competent jurisdiction.

      (g) The arbitral tribunal shall be authorized in its discretion to grant pre-award and post-award interest at commercial rates. The arbitral tribunal shall have no authority to award punitive damages or any other damages not measured by the prevailing parties actual damages.

      (h) All notices by or party to the others in connection with the arbitration shall be in accordance with the provisions of Section 10.1, except that all notices made pursuant to this Article IX must be made by personal delivery or overnight courier. This agreement to arbitrate shall be binding upon the successors and permitted assigns of each party hereto. This Agreement and the rights and obligations of the parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

                                   ARTICLE X

                     NATIONWIDE EXCLUSIVE MARKETING FORCE

      SECTION 10.1      Use of Nationwide Exclusive Marketing Force.
                        -------------------------------------------
Nationwide hereby grants NFS and its insurance company Subsidiaries the exclusive, non-assignable right to distribute variable annuity, fixed annuity and individual universal, variable and traditional life insurance products through the Nationwide Exclusive Marketing Force. The granting of such right to NFS and its insurance company Subsidiaries by Nationwide (x) acknowledges that certain NFS insurance company Subsidiaries have existing agent agreements individually with the Nationwide Exclusive Marketing Force and the granting of such right is an extension and affirmation of these rights and (y) permits NFS and its insurance company Subsidiaries to enter into new and/or renewal agent agreements or any similar agreements with the Nationwide Exclusive Marketing Force with respect to the distribution of variable annuity, fixed annuity and individual universal, variable and traditional life insurance products. Such right shall terminate on the date that is 365 days from the date on which Nationwide gives written notice to NFS that it has elected to terminate such right (the "Termination Date"); provided, however, that Nationwide may
                                --------  -------
not give NFS any such notice until the later to occur of (i) the first anniversary of the Trigger Date or (ii) the fourth anniversary of the Closing Date. Such NFS insurance company Subsidiaries having existing agreements with the Nationwide Exclusive Marketing Force at the Termination Date may terminate such right, in whole or in part, by the individual cancellation of those agent agreements in accordance with the terms thereof and applicable law.

      SECTION 10.2      Effect of Termination; Further Assurances;
                        -------------------------------------------
Attorney-in-Fact.  (a)  Upon receipt of a written termination notice pursuant
----------------
to Section 10.1(a), NFS shall, and shall cause its Subsidiaries to, at its own expense take all legal and administrative steps that may be required under applicable legal, regulatory and contractual requirements to terminate its agency contracts with the Nationwide Exclusive Marketing Force effective not later than the Termination Date.

            (b) NFS hereby appoints Nationwide as its agent and attorney-in-fact, on its behalf and in its name any document that Nationwide, in its good faith reasonable judgment, deems necessary in order to terminate NFS's agency contracts with the Nationwide Exclusive Marketing Force effective not later than the Termination Date.

                                  ARTICLE XI

                        REPRESENTATIONS AND WARRANTIES

      Nationwide, NWC and NFS represent and warrant to each other as follows:

      SECTION 11.1      Representations and Warranties of Nationwide and
                        -------------------------------------------------
NWC.  Nationwide and NWC hereby represent and warrant to NFS as follows:
---

            (a)   Organization and Existence; Authority.  Nationwide is a
                  -------------------------------------
mutual insurance company duly organized, validly existing and in good standing under the laws of Ohio. NWC is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Nationwide and NWC each have all corporate power and authority necessary to enter into this Agreement. The execution, delivery and performance by Nationwide and NWC of this Agreement have been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by each of Nationwide and NWC and constitutes a valid and binding obligation of each of Nationwide and NWC, enforceable against each of Nationwide and NWC in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by the principles governing the availability of equitable remedies).

            (b)   No Conflict.  Neither the execution, delivery or
                  -----------
performance by Nationwide or NWC of this Agreement, nor the consummation by Nationwide or NWC of the transactions contemplated hereby, will (i) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Nationwide or NWC, (ii) violate, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, give rise to a right of termination or cancellation of, or result in any change in the terms of, any contract or permit to which Nationwide or NWC is a party or by which Nationwide or NWC is bound or affected, or to which any of the properties or assets of Nationwide or NWC are subject, (iii) violate or conflict with any order, judgement, injunction, award or decree of any governmental authority applicable to Nationwide or NWC or to the properties or assets of Nationwide or NWC, or (iv) violate or conflict with any statute, law or regulation of any jurisdiction applicable to Nationwide or NWC or to the properties or assets of Nationwide or NWC; other than, in the case of clauses
(ii), (iii) and (iv) above, any such conflicts, violations, defaults, rights or changes that individually or in the aggregate would not have a material adverse effect on Nationwide or NWC or interfere in any material way with the ability of Nationwide or NWC to consummate the transactions contemplated hereby.

            (c)   Consents.  Except as contemplated by this Agreement, no
                  --------
consent, authorization, order or approval of, registration or filing with, or notice to, any governmental authority is required to be obtained, made or given by or with respect to Nationwide or NWC in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than any of the foregoing which, if not obtained or made, would not individually or in the aggregate have a material adverse effect on Nationwide or NWC or interfere in any material way with the ability of Nationwide or NWC to consummate the transactions contemplated hereby.

      SECTION 11.2      Representations and Warranties of NFS.  NFS hereby
                        -------------------------------------
represents and warrants to Nationwide and NWC as follows:

            (a)   Organization and Existence; Authority.  NFS is a
                  -------------------------------------
corporation duly organized, validly existing and in good standing under the laws of Delaware. NFS has all corporate power and authority necessary to enter into this Agreement. The execution, delivery and performance by NFS of this Agreement have been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by NFS and constitutes a valid and binding obligation of NFS, enforceable against NFS in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by the principles governing the availability of equitable remedies).

            (b)   No Conflict.  Neither the execution, delivery or
                  -----------
performance by NFS of this Agreement, nor the consummation by NFS of the transactions contemplated hereby, will (i) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of NFS, (ii) violate, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, give rise to a right of termination or cancellation of, or result in any change in the terms of, any contract or permit to which NFS is a party or by which NFS is bound or affected, or to which any of the properties or assets of NFS are subject, (iii) violate or conflict with any order, judgement, injunction, award or decree of any governmental authority applicable to NFS or to the properties or assets of NFS, or (iv) violate or conflict with any statute, law or regulation of any jurisdiction applicable to NFS or to the properties or assets of NFS; other than, in the case of clauses (ii), (iii) and (iv) above, any such conflicts, violations, defaults, rights or changes that individually or in the aggregate would not have a material adverse effect on NFS or interfere in any material way with the ability of NFS to consummate the transactions contemplated hereby.

            (c)   Consents.  Except as contemplated by this Agreement, no
                  --------
consent, authorization, order or approval of, registration or filing with, or notice to, any governmental authority is required to be obtained, made or given by or with respect to NFS in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than any of the foregoing which, if not obtained or made, would not individually or in the aggregate have a material adverse effect on NFS or interfere in any material way with the ability of NFS to consummate the transactions contemplated hereby.


                                  ARTICLE XII

                                 MISCELLANEOUS

      SECTION 12.1      Notices.  All notices and other communications
                        -------
provided for hereunder shall be dated and in writing and shall be deemed to have been given (i) when delivered, if delivered personally, sent by confirmed telecopy or sent by registered or certified mail, return receipt requested, postage prepaid, (ii) on the next business day if sent by overnight courier and
(iii) when received if delivered otherwise. Such notices shall be delivered to the address set forth below, or to such other address as a party shall have furnished to the other party in accordance with this Section 10.1.

      If to Nationwide, to:

      Nationwide Mutual Insurance Company
      One Nationwide Plaza
      Columbus, Ohio 43215
      Attention:        Chief Executive Officer

      If to NWC, to:

      Nationwide Corporation
      One Nationwide Plaza
      Columbus, Ohio 43215
      Attention:        President

      If to NFS, to:

      Nationwide Financial Services, Inc.
      One Nationwide Plaza
      Columbus, Ohio 43215

      Attention:       President

      each with a copy to:

      Office of General Counsel
      Nationwide Insurance Companies
      One Nationwide Plaza
      Columbus, Ohio 43215
      Attention:        General Counsel

      SECTION 12.2      Binding Nature of Agreement.  This Agreement shall
                        ---------------------------
be binding upon and inure to the benefit of and be enforceable by the parties hereto or their successors in interest, except as expressly otherwise provided herein.

      SECTION 12.3      Interpretation.  The table of contents and the
                        --------------
descriptive headings of the several Articles and Sections of this Agreement are for reference only and shall not affect the interpretation of this Agreement. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "herein," "hereof" and "hereunder," and other words of similar import, refer to this Agreement as a whole and not to any particular Article, Section or clause.

      SECTION 12.4      Remedies.  Without limiting the rights of each
                        --------
party hereto to pursue any and all other legal and equitable rights available to such party against the other parties for failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure. Without limiting the generality of the foregoing, NFS acknowledges and agrees that (i) its covenants and obligations hereunder are special, unique and relate to matters of extraordinary importance to Nationwide and NWC, that in the event NFS fails to perform, observe or discharge any of its obligations under this Agreement Nationwide and NWC will be irreparably harmed and that no remedy at law will provide adequate relief to Nationwide and NWC, and (ii) Nationwide and NWC shall be entitled to a temporary restraining order and temporary and permanent injunctive and other respectable relief in case of any failure by NFS to perform, observe or discharge any of its covenants or obligations hereunder and without the necessity of proving actual damages. The remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies, either legal or equitable, against any other party hereto. This Section 12.4 shall not limit the right of any party hereto to seek arbitration pursuant to Article IX as the exclusive means for settling a Dispute.

      SECTION 12.5      Governing Law.  This Agreement shall be governed by
                        -------------
and construed and enforced in accordance with the laws of the State of Ohio, without regard to the principles of conflicts of law.

      SECTION 12.6      Counterparts.  This Agreement may be executed by
                        ------------
the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

      SECTION 12.7      Severability.  In the event that any one or more of
                        ------------
the provisions of this Agreement, or the application thereof in any circumstances, is or becomes invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

      SECTION 12.8      Amendments and Waivers.  This Agreement may be
                        ----------------------
amended, modified or supplemented, and the terms hereof may be waived, only by written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

      SECTION 12.9      Entire Agreement.  This Agreement, including any
                        ----------------
schedules or exhibits annexed hereto, contains the entire agreement among the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, representation, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      SECTION 12.10     No Assignment.  Except as otherwise provided
                        -------------
herein, neither this Agreement nor any of the rights, interests or obligations of any party hereto may be assigned by such party without the prior written consent of the other parties.

      SECTION 12.11     Further Assurances.  Each party hereto shall, on
                        ------------------
notice, request from any other party hereto, take such further action not specifically required hereby at the expense of the requesting party, as the requesting party may reasonably request for the implementation of the transactions contemplated hereby.

      SECTION 12.12     No Third Party Beneficiaries.  Except as
                        ----------------------------
specifically contemplated in Article VIII, nothing in this

Agreement shall convey any rights upon any person or entity which is not a party or a permitted assignee of a party to this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.


                                    NATIONWIDE FINANCIAL SERVICES, INC.


                                    By
                                      ------------------------------------
                                        Name:
                                        Title:



                                    NATIONWIDE MUTUAL INSURANCE COMPANY



                                    By
                                      ------------------------------------
                                        Name:
                                        Title:


                                    NATIONWIDE CORPORATION



                                    By
                                      ------------------------------------
                                        Name:
                                        Title: